Exhibit 10.6

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EMPLOYMENT CONTRACT

BETWEEN THE UNDERSIGNED:

Seven Networks KK (To be Completed),

whose registered office is located at:

Level 16, Shiroyama JT Trust Tower

4-3-1 Toranomon

Minato-ku, Tokyo 105-6016

Japan.

Represented by Mark Biestman,

duly authorized for the purposes hereof

(hereinafter referred to as the “Company”)

OF THE FIRST PART

AND

Mr. Kaz Ishii

residing at:

1-16-28 Midorigaoka

Meguro-Ku

Tokyo 152-0034

Japan (+81-3-3725-4028).

(hereinafter referred to as the “Employee”)

OF THE SECOND PART

IT HAS BEEN AGREED AS FOLLOWS:

The Company hereby employs the Employee, who accepts, pursuant to the terms described hereinafter.

ARTICLE 1 - JOB DESCRIPTION

The Employee is employed by the Company in the capacity of Vice President and General Manager of Asia Pacific.

Within the scope of his duties, the Employee will report directly to Mr. Gary Schofield, Vice President of Sales.

ARTICLE 2 - FREEDOM TO EMPLOYMENT

The Employee formally declares that he is not bound to any other company, that he has left his previous employer free from all obligations and that he is not presently subject to any non-competition clause whatsoever.

ARTICLE 3 - DURATION OF AGREEMENT

This contract is entered into starting on April 8, 2002.

The first 3 months of actual work shall be considered a trial period during which either of the parties may terminate the contract without notice and/or indemnity.

ARTICLE 4 - REMUNERATION

The Employee shall be paid, in remuneration for his employment, a monthly salary of ¥1,800,000. Such salary shall be paid to Employee in monthly installments by bank wire transfer on the last banking day of each month after deduction of the Employee’s share of health and accident insurance, social insurance, pension contribution, unemployment insurance contributions and required income tax withholding.

As a regular Employee of the Company, the Employee shall be eligible to receive all benefits entitled by law. The Company shall pay a percentage of Employee Benefits in the amount comparable to the competitive industry standard, and no less than that required by law.

It is expressly agreed that any premium, bonus or stock options granted by the Company shall not be considered as part of the regular remuneration of Employee.

ARTICLE 5 - COMMISSION

The Employee shall be eligible for an annual commission plan. The commission amount and objectives shall be defined between the Employee and his supervisor according to the Japan

Sales Commission Plan to be created by the Company and presented to the Employee at a later date.

ARTICLE 6 - WORKING HOURS - GLOBAL REMUNERATION

The work week within the Company is the applicable legal working times.

However, it is understood that the Employee’s remuneration was agreed upon in light of the special nature of the functions assigned to him, and that the remuneration shall not be altered as a result of the actual time that the Employee, who is totally independent in the manner in which he organizes his work, devotes to the performance of his functions.

ARTICLE 7 - PLACE OF WORK

The Employees’s place of work shall be at the principal offices of the Company. It is expressly agreed that this place of work may be modified and the Employee may be transferred to any other location within and without Japan.

It is also understood and agreed that the Employee shall, in performing his functions, be required to travel within and without Japan.

ARTICLE 8 - REIMBURSEMENT OF EXPENSES

Travel expenses, hotel expenses, etc., as well as all other professional expenses shall be reimbursed to the Employee in conformity with the Company’s expense reimbursement policy. The reimbursement of such expenses shall be made once a month, following submission of an expense report substantiated by receipts.

ARTICLE 9 - PAID VACATION

The Employee shall be entitled to vacation as provided by law, the period of which shall be determined by agreement with the Company, taking business requirements into account.

All earned and accrued vacation shall be taken no later than the year following the reference year in which it is accrued.

ARTICLE 10 - SICKNESS

In case of incapacity to work due to sickness or accident, the Employee shall advise the Company as of the first working day of absence. In addition, if his incapacity exceeds two days, the Employee shall be obliged to justify his incapacity by submitting a medical certificate to the Company within a reasonable period of time.

ARTICLE 11 - EXCLUSIVITY

The Employee undertakes to devote all his work time and effort for the exclusive benefit of the Company and he may therefore not exercise any other professional activity throughout the duration of this contract without the prior written express approval of a legal representative of the Company.

ARTICLE 12 - CONFIDENTIALITY

The Employee shall not, directly or indirectly, either during the period of his employment or at a later date, give, procure or supply, in any manner whatsoever, to any person, firm, association or company, the name or address of any client of the Company, or any trade secret or confidential information concerning the business of the Company and its personnel, except with the written authorization of a representative of the Company.

Business records of any kind, including private notes concerning Company affairs and activities, shall be carefully kept and only used for business purposes. No copies or extracts or duplicates of drawings, calculations, statistics and the like, or of any other business records may be copied or extracted for purposes other than the Company’s business.

Computers, telephones and other communications facilities of the Company or located and used at the Company shall be used exclusively for Company business. Any data stored in computers or other communications facilities shall be the property of the Company and shall not be subject to any right of privacy on the part of the Employee.

ARTICLE 13 - NON-COMPETITION UNDERTAKING

In the event this contract is terminated by either of the parties, for any reason whatsoever, the Employee expressly undertakes not to enter the service of another firm manufacturing or selling products or services that could compete with those of the Company, directly or indirectly or on his own behalf.

For this purpose, the Employee undertakes, in particular, for any product or service that might compete with the products or services of the Company, not to visit or contact the Company’s clients or to deal with any individual or company that was a client of the Company at any time. It is expressly agreed that the performance of this clause is limited to a period of two (2) years as from the date of the Employee’s actual departure from the Company, and encompasses the country of Japan.

ARTICLE 14 - NON-SOLICITATION UNDERTAKING

The Employee undertakes, for a period of two (2) years as from the date of his actual departure from the Company:

i.	not to propose to any person who was, at the time of his actual departure or during the twelve (12) months preceding his departure, an employee of the Company, or to attempt by any means, directly or indirectly, to persuade or incite this person to accept another employment or to leave the Company; and

ii.	not to hire any person who was an employee of the Company, at the time of his actual departure or during the twelve (12) months preceding this departure, or to have him hired by a third party with whom the Employee has business relations.

ARTICLE 15 - PENALTY CLAUSE

Any violation of the provisions stipulated in articles 10 (exclusivity), 11 (confidentiality), 12 (non-competition) and 13 (non-solicitation) above shall be sanctioned by the payment of an indemnity at least equal to the remuneration received by the Employee during the last six months of the existence of this contract, although the Company reserves the right to prove greater damages and to obtain the cessation of the violation and obtain compensation by all legal means.

ARTICLE 16 - INTELLECTUAL AND/OR INDUSTRIAL PROPERTY RIGHTS

If, while performing his duties, the Employee produces a patentable or non-patentable invention or creates any drawings, models, methods, programs, formulae or processes relating to the activities, projects or research of the Company and which may be protected by law, all intellectual and/or industrial property rights resulting there from shall belong to the Company as of right subject to the moral rights of employee as provided by law. The Company shall pay the Employee ¥100,000 for all patented inventions developed by the Employee, in exchange for which the Employee shall transfer all right and title in such patented invention to the Company.

ARTICLE 17 - TERMINATION

The Company may terminate the Employee’s employment with the Company at any time for “cause” (as defined below). In the event that the Employee’s employment is terminated under this provision, the Employee shall receive payment for all earned but unpaid salary; accrued but unused vacation time; the amount of any unreimbursed expenses; and benefits the Employee is then entitled to receive under applicable benefit plans of the Company, less standard withholdings for tax and social security purposes and the like, through the termination date, which for purposes of this provision shall be the date upon which such notice of termination is given. The Company shall have no further obligation to pay any compensation of any kind nor to make any payment in lieu of notice. All benefits provided by the Company to the Employee under this Agreement or otherwise shall cease as of the termination date.

For purposes of this Agreement, the Company shall have “cause” to terminate the Employee’s employment upon any of the following: (a) a material breach by the Employee of the terms of this Agreement; (b) any act of theft, misappropriation, embezzlement, intentional fraud or similar conduct by the Employee involving the Company or any affiliate; (c) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving an act of dishonesty, moral turpitude, deceit or fraud by the Employee; (d) any damage of a material nature to the business or property of the Company or any affiliate caused by the Employee’s willful or grossly negligent conduct; (e) the Employee’s failure to act in accordance with any specific instructions given to the Employee in connection with the performance of his duties for the Company or any affiliate.

In case of termination or suspension of this contract for whatever reason (resignation, dismissal, retirement, sick leave, etc.), the Employee shall return to the Company upon his leaving the Company, irrespective of the legal term of the contract, any documents, reports, designs, lists, credit cards and correspondence, as well as any equipment and vehicle belonging to the Company.

ARTICLE 18 - GOVERNING LAW - COMPETENT COURTS

This contract is governed by the laws of Japan, both with respect to its performance and its termination. Any dispute relating hereto shall be subject to the exclusive jurisdiction of the Tokyo District Court.

ARTICLE 19 - GENERAL PROVISIONS

In case of any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement. Rather, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope or subject matter, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between the Employee and the Company. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in the Employee’s duties, salary or compensation will not affect the validity or scope of this Agreement.

Signed in duplicate

In:

On:

/s/ MARK BIESTMAN For the Company,	/s/ KAZ ISHII Mr. Kaz Ishii